UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2010 (February 12, 2010)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

_____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1.

             On February 8, 2010, we and Derma Sciences, Inc. ("Derma"), our licensee,   amended the Patent and Technology License Agreement ("Agreement") dated March 23, 2007, in several respects, including to modify the products mix, to accelerate the commercialization dates of these products, and to extend the term of the Agreement by additional three years subject to meeting certain conditions.  The amendment requires fulfillment of certain conditions including (1) the execution of a private label agreement with Medline Industries, Inc. ("Medline"), a national manufacturer and distributor of health care supplies and services by March 1, 2010; (2) the commercialization of a product incorporating NIMBUS technology  by Medline no later than 120 days after the execution of said agreement; and (3) the performance by Derma to meet the cumulative minimum royalties requirement of Contract Years 1 and 2, as defined, by the end of Contract Year 2.

            As of February 8, 2010, Derma has executed a private label agreement with Medline and has met one of the three conditions in order to extend the term of the Agreement.

            There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.
Amendment No. 2 to Patent and Technology License Agreement by and between Quick Med Technologies, Inc. and Derma Sciences, Inc. dated March 23, 2007.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: February 19, 2010
/s/ Nam H. Nguyen__________________
Nam H. Nguyen, Chief Financial Officer